Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $77.0 MILLION
Completes a strong performance in 2022

Rockland, Massachusetts (January 19, 2023) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2022 fourth quarter net income of $77.0 million, or $1.69 per diluted share, compared to 2022 third quarter net income of $71.9 million, or $1.57 per diluted share, driven primarily by continued net interest margin expansion combined with solid loan growth and higher fee income. Full year net income was $263.8 million, or $5.69 on a diluted earnings per share basis, an increase of $142.8 million, or 118.0%, as compared to the prior year. In addition, full year operating net income, which excluded non-core adjustments for both periods associated with the Company's fourth quarter 2021 acquisition of Meridian Bancorp, Inc. ("Meridian") and its subsidiary, East Boston Savings Bank, was $268.9 million, or $5.80 on a diluted earnings per share basis, compared to operating net income of $187.6 million, or $5.38 per share for 2021. Please refer to "Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)" below for a reconciliation of net income to operating net income.

The Company generated a return on average assets and a return on average common equity of 1.56% and 10.70%, respectively, for the fourth quarter of 2022, as compared to 1.43% and 9.90%, respectively, for the prior quarter. For the full year 2022, the Company generated a return on average assets and return on average common equity of 1.33% and 9.05%, respectively, as compared to 0.81% and 6.34%, respectively, for 2021, or 1.35% and 9.22%, respectively, on an operating basis for 2022, compared to 1.26% and 9.83% on an operating basis for 2021.

“Due to the tireless efforts of my colleagues we were well positioned for rising interest rates, recognized the full year benefit of our most recent acquisition, and increased our loan portfolio,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Rockland Trust enjoyed another banner year in 2022, capped off with our recent announcement of my successor. It has been an honor to serve as CEO for over twenty years and, as I pass the baton, I am confident that Rockland Trust will continue to thrive.”

BALANCE SHEET

Total assets of $19.3 billion at December 31, 2022 decreased by $409.1 million, or 2.1% from total assets at September 30, 2022 and decreased by $1.1 billion, or 5.5%, as compared to December 31, 2021, due primarily to declining cash balances.

Total loans at December 31, 2022 of $13.9 billion increased by $228.3 million, or 1.7% (6.6% annualized), compared to the prior quarter level. The commercial portfolio increased $147.9 million, or 1.4% (5.5% annualized) during the quarter, driven primarily by solid growth within the commercial and industrial category of 5.6% (22.2% annualized), while growth in the combined commercial real estate and construction portfolios reflected strong closing activity, along with transfers from construction into commercial real estate during the period. Residential real estate loan closings remained strong with the vast majority of originations retained on the balance sheet, resulting in 3.9% growth (15.4% annualized) for the quarter while home equity balances remained relatively flat.

Deposit balances of $15.9 billion at December 31, 2022 decreased by $460.0 million, or 2.8%, from September 30, 2022 due primarily to reductions in excess liquidity from both consumer and business segments, while continued competitive pricing pressures fueled a combination of additional deposit outflow and an increase in time deposits for the quarter. Core deposits remained consistent at 87.9% of total deposits at December 31, 2022, compared to 87.8% at September 30, 2022, while the total cost of deposits for the quarter increased 20 basis points to 0.35% in line with the higher rate environment.

The securities portfolio decreased by $17.8 million, or 0.6%, compared to September 30, 2022 as $40.1 million in purchases and unrealized gains of $12.8 million within the available for sale portfolio were offset by paydowns, calls, and maturities. Total securities represented 16.2% of total assets at December 31, 2022, as compared to 16.0% at September 30, 2022.

Stockholders' equity at December 31, 2022 increased 2.5% when compared to the prior quarter, driven primarily by strong earnings retention and other comprehensive income of $16.0 million. As a result of this increase in stockholders' equity, book value per share increased by $1.52, or 2.5%, to $63.25 during the fourth quarter as compared to the prior quarter. The Company's ratio of common equity to assets of 15.0% at December 31, 2022 represented an increase of 66 basis points, or 4.62%, from the prior quarter and an increase of 1.2% from the year ago period. The Company's tangible book value per share at December 31, 2022 rose by $1.56, or 3.9%, from the prior quarter to $41.12, and represented a decrease of 2.7% from the year ago period primarily reflecting the repurchase of 1.8 million shares of common stock during the year along with increased other comprehensive losses mostly attributable to unfavorable valuations within the Company's available for sale securities portfolio compared to the prior year. The Company's ratio of tangible common equity to tangible assets of 10.26% at December 31, 2022 represents an increase of 60 basis points from the prior quarter and a decrease of 5 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the 2022 fourth quarter increased 3.5% to $168.4 million compared to $162.6 million for the prior quarter, primarily reflecting the positive impact of asset repricing in the rising interest rate environment as well as strong loan growth, partially offset by higher deposit costs. The reported net interest margin increased by 21 basis points from the prior quarter to 3.85%, and increased by 23 basis points to 3.82% on a core basis when excluding PPP fees, purchase accounting, and other non-core items. Please refer to Appendix C for additional details regarding the net interest margin.

NONINTEREST INCOME

Noninterest income of $32.3 million for the fourth quarter of 2022 was $4.1 million, or 14.6% higher as compared to the prior quarter. Significant changes in noninterest income for the 2022 fourth quarter compared to the prior quarter included the following:

•Deposit account fees decreased by $473,000, or 7.6%, driven primarily by reduced overdraft activity during the fourth quarter.

•Investment management income increased by $2.0 million, or 23.2%, primarily driven by an increase in assets under administration of $701.3 million, or 13.8%, to $5.8 billion at December 31, 2022, reflecting healthy new asset inflows and increased market valuations. The income for the quarter also benefited from a one-time incentive of $649,000.

•The increase in cash surrender value of life insurance policies rose by $253,000, or 13.4% due primarily to annual dividends received during the fourth quarter. The Company also received proceeds on life insurance policies resulting in a gain of $691,000 for the fourth quarter, as compared to $477,000 in the prior quarter.

•Loan level derivative income increased by $950,000, or 201.7%, due primarily to higher customer demand.

•Other noninterest income increased by $1.3 million, or 22.8%, due primarily to a $894,000 gain on the sale of a closed branch facility that was consolidated in conjunction with the Meridian acquisition, changes in valuation of equity securities, as well as discounted purchases of Massachusetts historical tax credits.

NONINTEREST EXPENSE

Noninterest expense of $94.9 million for the fourth quarter of 2022 was $2.1 million, or 2.3%, higher as compared to the prior quarter. Significant changes in noninterest expense for the fourth quarter compared to the prior quarter included the following:

•Salaries and employee benefits increased by $1.0 million, or 2.0%, primarily due to valuation changes in the Company's life insurance obligations.

•Occupancy and equipment increased by $270,000, or 2.2%, due mainly to increases in building maintenance and repairs, as well as seasonal increases in utility costs, partially offset by reduced office equipment costs.

•Other noninterest expense increased by $596,000, or 2.5%, due primarily to increases in software maintenance, customer fraud reimbursement, and advertising costs, partially offset by reduced unrealized losses on equity securities.

The Company’s tax rate for the fourth quarter of 2022 decreased slightly to 23.18%, compared to 24.37% for the prior quarter. The fourth quarter decline was due to the recognition of discrete items in the quarter.

ASSET QUALITY

The fourth quarter provision for credit losses of $5.5 million primarily reflects an additional reserve allocation associated with further credit deterioration of a large commercial and industrial credit that migrated to nonperforming status during the third quarter of 2022. Nonperforming loans declined slightly during the quarter to $54.9 million, or 0.39% of total loans at December 31, 2022, as compared to $56.0 million, or 0.41% of total loans at September 30, 2022. Net charge-offs were minimal at $394,000 or 0.01% of average loans annualized for the fourth quarter of 2022. Delinquency as a percentage of total loans increased 13 basis points from the prior quarter to 0.30% at December 31, 2022.

The allowance for credit losses on total loans was $152.4 million, or 1.09% of total loans at December 31, 2022, as compared to $147.3 million, or 1.08% of total loans, at September 30, 2022.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer, Robert Cozzone, Chief Operating Officer, and Mark Ruggiero, Chief Financial Officer, will host a conference call to discuss fourth quarter earnings and other matters at 10:00 a.m. Eastern Time on Friday, January 20, 2023. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 6538963 and will be available through January 27, 2023. Additionally, a webcast replay will be available on the Company's website until January 20, 2024.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2022 list, an honor earned for the 14th consecutive year. *In 2022, Rockland Trust was ranked #1 in Customer Satisfaction with Retail Banking in New England. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, and numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust's sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. In addition, Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating in its most recent Community Reinvestment Act performance evaluation. Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through over 120 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, South Shore, North Shore, Cape Cod and Islands, Worcester County, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank "Where Each Relationship Matters®," please visit RocklandTrust.com.

*Rockland Trust received the highest score in a tie in the New England Region of the J.D. Power 2022 U.S. Retail Banking Satisfaction Study of customers’ satisfaction with their primary bank. Visit jdpower.com/awards for more details.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•further weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area, including any future weakening caused by the Coronavirus ("COVID-19") pandemic and any uncertainty regarding the length and extent of economic contraction as a result of the pandemic;
•the effects of inflationary pressures, labor market shortages and supply chain issues;
•the instability or volatility in financial markets and unfavorable general economic or business conditions, globally, nationally or regionally, caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other external events;
•adverse changes or volatility in the local real estate market;
•adverse changes in asset quality and any unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•additional regulatory oversight and related compliance costs;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, resulting from failure to comply with general tax laws and changes in tax laws;
•changes in market interest rates for interest earning assets and/or interest bearing liabilities and changes related to the phase-out of LIBOR;
•increased competition in the Company’s market areas;
•adverse weather, changes in climate, natural disasters, geopolitical concerns, including those arising from the conflict between Russia and Ukraine;

•the emergence of widespread health emergencies or pandemics, any further resurgences or variants of the COVID-19 virus, the efficacy and availability of vaccines, boosters or other treatments, actions taken by governmental authorities in response thereto, other public health crises or man-made events, and their impact on the Company's local economies or the Company's operations;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, or uncertainties surrounding the debt ceiling and the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;
•electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•cyber security attacks or intrusions that could adversely impact our businesses; and
•other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, provision for credit losses on acquired loan portfolios, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as low-yielding loans originated through government programs in response to the pandemic, or significant purchase accounting adjustments, or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero
Chief Financial Officer and
Chief Accounting Officer
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2022	September 30 2022	December 31 2021	Dec 2022 vs.	Dec 2022 vs.
				Sept 2022	Dec 2021
Assets
Cash and due from banks	$175,843	$172,615	$141,581	1.87%	24.20%
Interest-earning deposits with banks	177,090	763,681	2,099,103	(76.81)%	(91.56)%
Securities
Trading	3,888	3,538	3,720	9.89%	4.52%
Equities	21,119	20,439	23,173	3.33%	(8.86)%
Available for sale	1,399,154	1,425,511	1,571,148	(1.85)%	(10.95)%
Held to maturity	1,705,120	1,697,635	1,066,818	0.44%	59.83%
Total securities	3,129,281	3,147,123	2,664,859	(0.57)%	17.43%
Loans held for sale	2,803	5,100	24,679	(45.04)%	(88.64)%
Loans
Commercial and industrial	1,635,103	1,548,349	1,563,279	5.60%	4.59%
Commercial real estate	7,760,230	7,677,917	7,992,344	1.07%	(2.90)%
Commercial construction	1,154,413	1,185,157	1,165,457	(2.59)%	(0.95)%
Small business	219,102	209,567	193,189	4.55%	13.41%
Total commercial	10,768,848	10,620,990	10,914,269	1.39%	(1.33)%
Residential real estate	2,035,524	1,959,254	1,604,686	3.89%	26.85%
Home equity - first position	566,166	578,405	589,550	(2.12)%	(3.97)%
Home equity - subordinate positions	522,584	508,765	450,061	2.72%	16.11%
Total consumer real estate	3,124,274	3,046,424	2,644,297	2.56%	18.15%
Other consumer	35,553	32,936	28,720	7.95%	23.79%
Total loans	13,928,675	13,700,350	13,587,286	1.67%	2.51%
Less: allowance for credit losses	(152,419)	(147,313)	(146,922)	3.47%	3.74%
Net loans	13,776,256	13,553,037	13,440,364	1.65%	2.50%
Federal Home Loan Bank stock	5,218	5,218	11,407	—%	(54.26)%
Bank premises and equipment, net	196,504	198,408	195,590	(0.96)%	0.47%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	25,068	26,934	32,772	(6.93)%	(23.51)%
Cash surrender value of life insurance policies	293,323	293,126	289,304	0.07%	1.39%
Other assets	527,716	552,955	538,674	(4.56)%	(2.03)%
Total assets	$19,294,174	$19,703,269	$20,423,405	(2.08)%	(5.53)%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$5,441,584	$5,622,260	$5,479,503	(3.21)%	(0.69)%
Savings and interest checking accounts	5,898,009	6,094,493	6,350,016	(3.22)%	(7.12)%
Money market	3,343,673	3,443,622	3,556,375	(2.90)%	(5.98)%
Time certificates of deposit	1,195,741	1,178,619	1,531,150	1.45%	(21.91)%
Total deposits	15,879,007	16,338,994	16,917,044	(2.82)%	(6.14)%
Borrowings
Federal Home Loan Bank borrowings	637	643	25,667	(0.93)%	(97.52)%
Long-term borrowings, net	—	—	14,063	nm	(100.00)%
Junior subordinated debentures, net	62,855	62,855	62,853	—%	—%
Subordinated debentures, net	49,885	49,862	49,791	0.05%	0.19%
Total borrowings	113,377	113,360	152,374	0.01%	(25.59)%
Total deposits and borrowings	15,992,384	16,452,354	17,069,418	(2.80)%	(6.31)%
Other liabilities	415,089	433,714	335,538	(4.29)%	23.71%
Total liabilities	16,407,473	16,886,068	17,404,956	(2.83)%	(5.73)%
Stockholders' equity
Common stock	455	454	472	0.22%	(3.60)%

Additional paid in capital	2,114,888	2,113,313	2,249,078	0.07%	(5.97)%
Retained earnings	934,442	882,503	766,716	5.89%	21.88%
Accumulated other comprehensive income (loss), net of tax	(163,084)	(179,069)	2,183	(8.93)%	(7,570.64)%
Total stockholders' equity	2,886,701	2,817,201	3,018,449	2.47%	(4.36)%
Total liabilities and stockholders' equity	$19,294,174	$19,703,269	$20,423,405	(2.08)%	(5.53)%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2022	September 30 2022	December 31 2021	Dec 2022 vs.	Dec 2022 vs.
				Sept 2022	Dec 2021
Interest income
Interest on federal funds sold and short-term investments	$4,163	$6,519	$840	(36.14)%	395.60%
Interest and dividends on securities	15,789	13,244	8,876	19.22%	77.88%
Interest and fees on loans	164,153	150,157	116,024	9.32%	41.48%
Interest on loans held for sale	22	51	181	(56.86)%	(87.85)%
Total interest income	184,127	169,971	125,921	8.33%	46.22%
Interest expense
Interest on deposits	14,325	6,109	1,966	134.49%	628.64%
Interest on borrowings	1,447	1,261	1,425	14.75%	1.54%
Total interest expense	15,772	7,370	3,391	114.00%	365.11%
Net interest income	168,355	162,601	122,530	3.54%	37.40%
Provision for credit losses	5,500	3,000	35,705	83.33%	(84.60)%
Net interest income after provision for credit losses	162,855	159,601	86,825	2.04%	87.57%
Noninterest income
Deposit account fees	5,788	6,261	5,041	(7.55)%	14.82%
Interchange and ATM fees	4,282	4,331	3,758	(1.13)%	13.94%
Investment management	10,394	8,436	8,958	23.21%	16.03%
Mortgage banking income	526	585	2,010	(10.09)%	(73.83)%
Increase in cash surrender value of life insurance policies	2,136	1,883	1,923	13.44%	11.08%
Gain on life insurance benefits	691	477	—	44.86%	100.00%
Loan level derivative income	1,421	471	2,382	201.70%	(40.34)%
Other noninterest income	7,064	5,751	5,108	22.83%	38.29%
Total noninterest income	32,302	28,195	29,180	14.57%	10.70%
Noninterest expenses
Salaries and employee benefits	53,754	52,708	47,827	1.98%	12.39%
Occupancy and equipment expenses	12,586	12,316	9,722	2.19%	29.46%
Data processing and facilities management	2,442	2,259	1,875	8.10%	30.24%
FDIC assessment	1,726	1,677	1,175	2.92%	46.89%
Merger and acquisition expense	—	—	37,166	nm	(100.00)%
Other noninterest expenses	24,364	23,768	19,361	2.51%	25.84%
Total noninterest expenses	94,872	92,728	117,126	2.31%	(19.00)%
Income before income taxes	100,285	95,068	(1,121)	5.49%	(9,046.03)%
Provision for income taxes	23,242	23,171	(2,823)	0.31%	(923.31)%
Net Income	$77,043	$71,897	$1,702	7.16%	4,426.62%

Weighted average common shares (basic)	45,641,605	45,839,555	40,354,728
Common share equivalents	20,090	16,856	20,438
Weighted average common shares (diluted)	45,661,695	45,856,411	40,375,166

Basic earnings per share	$1.69	$1.57	$0.04	7.64%	4,125.00%
Diluted earnings per share	$1.69	$1.57	$0.04	7.64%	4,125.00%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$77,043	$71,897	$1,702
Provision for non-PCD acquired loans	—	—	50,705
Noninterest expense components
Add - merger and acquisition expenses	—	—	37,166
Noncore increases to income before taxes	—	—	87,871
Net tax benefit associated with noncore items (1)	—	—	(23,866)
Noncore increases to net income	—	—	64,005
Operating net income (Non-GAAP)	$77,043	$71,897	$65,707	7.16%	17.25%

Diluted earnings per share, on an operating basis	$1.69	$1.57	$1.63	7.64%	3.68%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.85%	3.64%	3.05%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.56%	1.43%	0.04%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.56%	1.43%	1.47%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	10.70%	9.90%	0.28%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	10.70%	9.90%	10.75%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	16.57%	15.26%	0.41%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	16.57%	15.26%	15.92%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	16.10%	14.78%	19.23%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	16.10%	14.78%	19.23%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	47.28%	48.60%	77.20%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	47.28%	48.60%	52.71%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2022	December 31 2021	Dec 2022 vs.
			Dec 2021

Interest income
Interest on federal funds sold and short-term investments	$14,385	$2,494	476.78%
Interest and dividends on securities	50,360	30,493	65.15%
Interest and fees on loans	577,923	381,433	51.51%
Interest on loans held for sale	172	856	(79.91)%
Total interest income	642,840	415,276	54.80%
Interest expense
Interest on deposits	24,652	8,327	196.05%
Interest on borrowings	4,939	5,390	(8.37)%
Total interest expense	29,591	13,717	115.73%

Net interest income	613,249	401,559	52.72%
Provision for credit losses	6,500	18,205	(64.30)%
Net interest income after provision for credit losses	606,749	383,354	58.27%
Noninterest income
Deposit account fees	23,370	16,745	39.56%
Interchange and ATM fees	16,249	12,987	25.12%
Investment management	36,832	35,308	4.32%
Mortgage banking income	3,515	13,280	(73.53)%
Increase in cash surrender value of life insurance policies	7,685	6,431	19.50%
Gain on life insurance benefits	1,291	258	400.39%
Loan level derivative income	2,932	3,257	(9.98)%
Other noninterest income	22,793	17,584	29.62%
Total noninterest income	114,667	105,850	8.33%
Noninterest expenses
Salaries and employee benefits	204,711	172,586	18.61%
Occupancy and equipment expenses	49,841	36,265	37.44%
Data processing and facilities management	9,320	6,899	35.09%
FDIC assessment	6,951	3,980	74.65%
Merger and acquisition expense	7,100	40,840	(82.62)%
Other noninterest expenses	95,739	71,959	33.05%
Total noninterest expenses	373,662	332,529	12.37%
Income before income taxes	347,754	156,675	121.96%
Provision for income taxes	83,941	35,683	135.24%
Net Income	$263,813	$120,992	118.04%

Weighted average common shares (basic)	46,372,051	34,872,034
Common share equivalents	17,938	16,484
Weighted average common shares (diluted)	46,389,989	34,888,518

Basic earnings per share	$5.69	$3.47	63.98%
Diluted earnings per share	$5.69	$3.47	63.98%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$263,813	$120,992
Provision for non-PCD acquired loans	—	50,705
Noninterest expense components
Add - merger and acquisition expenses	7,100	40,840
Noncore increases to income before taxes	7,100	91,545
Net tax benefit associated with noncore items (1)	(1,995)	(24,899)
Noncore increases to net income	$5,105	$66,646
Operating net income (Non-GAAP)	$268,918	$187,638	43.32%

Diluted earnings per share, on an operating basis	$5.80	$5.38	7.81%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.46%	3.02%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.33%	0.81%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.35%	1.26%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	9.05%	6.34%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	9.22%	9.83%

Return on average tangible common equity (GAAP) (calculated by dividing net income by average tangible common equity)	13.87%	9.20%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	14.14%	14.26%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	15.75%	20.86%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	15.75%	20.86%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	51.33%	65.53%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	50.36%	57.49%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2022	September 30 2022	December 31 2021
Nonperforming loans
Commercial & industrial loans	$26,693	$27,393	$3,439
Commercial real estate loans	15,730	15,982	10,870
Small business loans	104	50	44
Residential real estate loans	8,479	8,891	9,182
Home equity	3,400	3,485	3,781
Other consumer	475	216	504
Total nonperforming loans	54,881	56,017	27,820
Total nonperforming assets	$54,881	$56,017	$27,820

Nonperforming loans/gross loans	0.39%	0.41%	0.20%
Nonperforming assets/total assets	0.28%	0.28%	0.14%
Allowance for credit losses/nonperforming loans	277.73%	262.98%	528.12%
Allowance for credit losses/total loans	1.09%	1.08%	1.08%
Delinquent loans/total loans	0.30%	0.17%	0.34%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2022	September 30 2022	December 31 2021

Nonperforming assets beginning balance	$56,017	$55,915	$45,810
New to nonperforming	5,734	30,650	3,875
Acquired loans	—	—	4,463
Loans charged-off	(660)	(741)	(445)
Loans paid-off /sold	(2,448)	(29,450)	(21,162)
Loans restored to performing status	(3,846)	(366)	(4,925)
Other	84	9	204
Nonperforming assets ending balance	$54,881	$56,017	$27,820

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2022	September 30 2022	December 31 2021	December 31 2022	December 31 2021
Net charge-offs (recoveries)
Commercial and industrial loans	$(5)	$(2)	$(2,586)	$(49)	$788
Commercial real estate loans	—	(268)	—	(271)	(57)
Small business loans	135	(88)	2	47	121
Residential real estate loans	—	—	—	—	(1)
Home equity	(16)	(65)	(142)	1	(180)
Other consumer	280	429	295	1,275	544
Total net charge-offs (recoveries)	$394	$6	$(2,431)	$1,003	$1,215

Net charge-offs (recoveries) to average loans (annualized)	0.01%	nm	(0.09)%	0.01%	0.01%

	Troubled Debt Restructurings At
	December 31 2022	September 30 2022	December 31 2021
Troubled debt restructurings on accrual status	$11,278	$11,549	$14,635
Troubled debt restructurings on nonaccrual status	1,429	1,538	1,993
Total troubled debt restructurings	$12,707	$13,087	$16,628

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2022	September 30 2022	December 31 2021
Gross loans/total deposits	87.72%	83.85%	80.32%
Common equity tier 1 capital ratio (1)	14.33%	13.98%	14.22%
Tier 1 leverage capital ratio (1)	10.99%	10.51%	12.38%
Common equity to assets ratio GAAP	14.96%	14.30%	14.78%
Tangible common equity to tangible assets ratio (2)	10.26%	9.66%	10.31%
Book value per share GAAP	$63.25	$61.73	$63.75
Tangible book value per share (2)	$41.12	$39.56	$42.25
(1) Estimated number for December 31, 2022.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

nm = not meaningful

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$466,691	$4,163	3.54%	$1,156,143	$6,519	2.24%	$2,107,325	$840	0.16%
Securities
Securities - trading	3,732	—	—%	3,730	—	—%	3,572	—	—%
Securities - taxable investments	3,147,635	15,787	1.99%	3,024,802	13,243	1.74%	2,520,248	8,874	1.40%
Securities - nontaxable investments (1)	189	2	4.20%	196	1	2.02%	216	3	5.51%
Total securities	$3,151,556	$15,789	1.99%	$3,028,728	$13,244	1.73%	$2,524,036	$8,877	1.40%
Loans held for sale	1,607	22	5.43%	4,263	51	4.75%	28,428	181	2.53%
Loans
Commercial and industrial (1)	1,560,885	23,258	5.91%	1,520,924	19,289	5.03%	1,603,776	21,046	5.21%
Commercial real estate (1)	7,732,925	88,508	4.54%	7,760,470	85,284	4.36%	6,207,248	62,531	4.00%
Commercial construction	1,223,695	17,205	5.58%	1,157,876	14,875	5.10%	884,243	9,720	4.36%
Small business	213,384	2,995	5.57%	207,546	2,819	5.39%	186,939	2,352	4.99%
Total commercial	10,730,889	131,966	4.88%	10,646,816	122,267	4.56%	8,882,206	95,649	4.27%
Residential real estate	2,001,042	18,334	3.64%	1,909,066	16,533	3.44%	1,415,488	11,830	3.32%
Home equity	1,088,846	14,339	5.22%	1,076,040	11,869	4.38%	1,021,354	8,769	3.41%
Total consumer real estate	3,089,888	32,673	4.20%	2,985,106	28,402	3.77%	2,436,842	20,599	3.35%
Other consumer	34,638	595	6.82%	31,883	523	6.51%	25,378	427	6.68%
Total loans	$13,855,415	$165,234	4.73%	$13,663,805	$151,192	4.39%	$11,344,426	$116,675	4.08%
Total interest-earning assets	$17,475,269	$185,208	4.20%	$17,852,939	$171,006	3.80%	$16,004,215	$126,573	3.14%
Cash and due from banks	184,985			192,003			168,907
Federal Home Loan Bank stock	5,218			5,745			12,557
Other assets	1,871,241			1,854,870			1,569,995
Total assets	$19,536,713			$19,905,557			$17,755,674
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,966,326	$4,921	0.33%	$6,224,690	$2,110	0.13%	$5,471,560	$465	0.03%
Money market	3,408,441	7,492	0.87%	3,459,212	3,025	0.35%	3,049,300	537	0.07%
Time deposits	1,175,667	1,912	0.65%	1,246,841	974	0.31%	1,196,889	964	0.32%
Total interest-bearing deposits	$10,550,434	$14,325	0.54%	$10,930,743	$6,109	0.22%	$9,717,749	$1,966	0.08%
Borrowings
Federal Home Loan Bank borrowings	639	2	1.24%	12,876	55	1.69%	63,428	353	2.21%
Long-term borrowings	—	—	—%	—	—	—%	14,063	49	1.38%
Junior subordinated debentures	62,855	827	5.22%	62,854	589	3.72%	62,853	405	2.56%
Subordinated debentures	49,873	618	4.92%	49,847	617	4.91%	49,776	618	4.93%
Total borrowings	$113,367	$1,447	5.06%	$125,577	$1,261	3.98%	$190,120	$1,425	2.97%
Total interest-bearing liabilities	$10,663,801	$15,772	0.59%	$11,056,320	$7,370	0.26%	$9,907,869	$3,391	0.14%
Noninterest-bearing demand deposits	5,606,055			5,641,742			5,124,859

Other liabilities	410,679			325,507			298,557
Total liabilities	$16,680,535			$17,023,569			$15,331,285
Stockholders' equity	2,856,178			2,881,988			2,424,389
Total liabilities and stockholders' equity	$19,536,713			$19,905,557			$17,755,674

Net interest income		$169,436			$163,636			$123,182

Interest rate spread (2)			3.61%			3.54%			3.00%

Net interest margin (3)			3.85%			3.64%			3.05%

Supplemental Information
Total deposits, including demand deposits	$16,156,489	$14,325		$16,572,485	$6,109		$14,842,608	$1,966
Cost of total deposits			0.35%			0.15%			0.05%
Total funding liabilities, including demand deposits	$16,269,856	$15,772		$16,698,062	$7,370		$15,032,728	$3,391
Cost of total funding liabilities			0.38%			0.18%			0.09%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.1 million, $1.0 million, and $652,000 for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2022			December 31, 2021
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$1,222,434	$14,385	1.18%	$1,864,346	$2,494	0.13%
Securities
Securities - trading	3,764	—	—%	3,344	—	—%
Securities - taxable investments	2,948,358	50,354	1.71%	1,795,199	30,477	1.70%
Securities - nontaxable investments (1)	196	7	3.57%	469	20	4.26%
Total securities	$2,952,318	$50,361	1.71%	$1,799,012	$30,497	1.70%
Loans held for sale	4,774	172	3.60%	34,056	856	2.51%
Loans
Commercial and industrial (1)	1,538,848	77,074	5.01%	1,823,914	79,752	4.37%
Commercial real estate (1)	7,807,427	326,593	4.18%	4,702,346	185,908	3.95%
Commercial construction	1,191,394	57,804	4.85%	616,037	24,696	4.01%
Small business	204,982	10,886	5.31%	180,473	9,276	5.14%
Total commercial	10,742,651	472,357	4.40%	7,322,770	299,632	4.09%
Residential real estate	1,831,493	63,443	3.46%	1,286,470	46,279	3.60%
Home equity	1,061,228	44,048	4.15%	1,025,809	35,160	3.43%
Total consumer real estate	2,892,721	107,491	3.72%	2,312,279	81,439	3.52%
Other consumer	31,986	2,114	6.61%	23,885	1,668	6.98%
Total loans	$13,667,358	$581,962	4.26%	$9,658,934	$382,739	3.96%
Total interest-earning assets	$17,846,884	$646,880	3.62%	$13,356,348	$416,586	3.12%
Cash and due from banks	184,812			152,723
Federal Home Loan Bank stock	7,134			10,283
Other assets	1,858,210			1,335,193
Total assets	$19,897,040			$14,854,547
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$6,159,289	$8,339	0.14%	$4,590,055	$1,610	0.04%
Money market	3,489,981	11,683	0.33%	2,516,871	1,930	0.08%
Time deposits	1,310,442	4,630	0.35%	936,046	4,787	0.51%
Total interest-bearing deposits	$10,959,712	$24,652	0.22%	$8,042,972	$8,327	0.10%
Borrowings
Federal Home Loan Bank borrowings	16,138	313	1.94%	41,556	897	2.16%
Long-term borrowings	2,235	31	1.39%	21,072	331	1.57%
Junior subordinated debentures	62,854	2,125	3.38%	62,852	1,692	2.69%
Subordinated debentures	49,837	2,470	4.96%	49,741	2,470	4.97%
Total borrowings	$131,064	$4,939	3.77%	$175,221	$5,390	3.08%
Total interest-bearing liabilities	$11,090,776	$29,591	0.27%	$8,218,193	$13,717	0.17%
Noninterest-bearing demand deposits	5,559,997			4,443,410
Other liabilities	330,371			284,679
Total liabilities	$16,981,144			$12,946,282
Stockholders' equity	2,915,896			1,908,265

Total liabilities and stockholders' equity	$19,897,040			$14,854,547

Net interest income		$617,289			$402,869

Interest rate spread (2)			3.35%			2.95%

Net interest margin (3)			3.46%			3.02%

Supplemental Information
Total deposits, including demand deposits	$16,519,709	$24,652		$12,486,382	$8,327
Cost of total deposits			0.15%			0.07%
Total funding liabilities, including demand deposits	$16,650,773	$29,591		$12,661,603	$13,717
Cost of total funding liabilities			0.18%			0.11%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $4.0 million and $1.3 million for the years ended months ended December 31, 2022 and 2021, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	December 31 2022	September 30 2022	December 31 2021
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,886,701	$2,817,201	$3,018,449	(a)
Less: Goodwill and other intangibles	1,010,140	1,012,006	1,017,844
Tangible common equity	$1,876,561	$1,805,195	$2,000,605	(b)
Tangible assets
Assets (GAAP)	$19,294,174	$19,703,269	$20,423,405	(c)
Less: Goodwill and other intangibles	1,010,140	1,012,006	1,017,844
Tangible assets	$18,284,034	$18,691,263	$19,405,561	(d)

Common Shares	45,641,238	45,634,626	47,349,778	(e)

Common equity to assets ratio (GAAP)	14.96%	14.30%	14.78%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.26%	9.66%	10.31%	(b/d)
Book value per share (GAAP)	$63.25	$61.73	$63.75	(a/e)
Tangible book value per share (Non-GAAP)	$41.12	$39.56	$42.25	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2022	September 30 2022	December 31 2021	December 31 2022	December 31 2021
Net interest income (GAAP)	$168,355	$162,601	$122,530	$613,249	$401,559	(a)

Noninterest income (GAAP)	$32,302	$28,195	$29,180	$114,667	$105,850	(b)
Noninterest income on an operating basis (Non-GAAP)	$32,302	$28,195	$29,180	$114,667	$105,850	(c)

Noninterest expense (GAAP)	$94,872	$92,728	$117,126	$373,662	$332,529	(d)
Less:
Merger and acquisition expense	—	—	37,166	7,100	40,840
Noninterest expense on an operating basis (Non-GAAP)	$94,872	$92,728	$79,960	$366,562	$291,689	(e)

Total revenue (GAAP)	$200,657	$190,796	$151,710	$727,916	$507,409	(a+b)
Total operating revenue (Non-GAAP)	$200,657	$190,796	$151,710	$727,916	$507,409	(a+c)

Net income (GAAP)	$77,043	$71,897	$1,702	$263,813	$120,992
Operating net income (Non-GAAP) (See income statement for reconciliation of GAAP to Non-GAAP)	$77,043	$71,897	$65,707	$268,918	$187,638

Average common equity (GAAP)	$2,856,178	$2,881,988	$2,424,389	$2,915,896	$1,908,265
Less: Average goodwill and other intangibles	1,011,091	1,013,169	786,576	1,014,045	592,704
Tangible average tangible common equity (Non-GAAP)	$1,845,087	$1,868,819	$1,637,813	$1,901,851	$1,315,561

Ratios
Noninterest income as a % of total revenue (GAAP)	16.10%	14.78%	19.23%	15.75%	20.86%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	16.10%	14.78%	19.23%	15.75%	20.86%	(c/(a+c))
Efficiency ratio (GAAP)	47.28%	48.60%	77.20%	51.33%	65.53%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	47.28%	48.60%	52.71%	50.36%	57.49%	(e/(a+c))
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	16.57%	15.26%	0.41%	13.87%	9.20%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	16.57%	15.26%	15.92%	14.14%	14.26%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	December 31, 2022			September 30, 2022
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,475,269	$169,436	3.85%	$17,852,939	$163,636	3.64%
Core adjustments:
PPP volume @ 1%	(9,935)	(25)		(20,071)	(46)
PPP fee amortization		(62)			(443)
Total PPP impact	(9,935)	(87)	—%	(20,071)	(489)	(0.01)%
Acquisition fair value marks:
Loan amortization (accretion)		259			(624)
CD amortization (accretion)		11			(97)
		270	0.01%		(721)	(0.02)%

Nonaccrual interest, net		(95)	—%		(556)	(0.01)%

Other noncore adjustments		(1,279)	(0.04)%		(637)	(0.01)%

Core margin (Non-GAAP)	$17,465,334	$168,245	3.82%	$17,832,868	$161,233	3.59%